Exhibit 99.1

OSG

OSG America L.P.                                                                      Press Release

For Immediate Release

OSG AMERICA L.P. REPORTS FOURTH QUARTER 2007 RESULTS

Highlights

▪	Completed the initial public offering of 7.5 million common units on November 15, 2007
▪	Declared a cash distribution of $5.7 million, or $0.1875 per unit ($1.50 per unit on an annualized basis) for the period from November 15, 2007 to December 31, 2007
▪	Took delivery of the Overseas Los Angeles on November 16, 2007
▪	Updated 2008 vessel delivery dates

TAMPA, FL – February 26, 2008 – OSG America L.P. (OSG America or the Partnership) (NYSE: OSP), the largest operator of U.S. Flag vessels transporting refined petroleum products based on barrel-carrying capacity , today reported financial results for the period November 15, 2007 through December 31, 2007 and the three month period ended December 31, 2007.

For the period from November 15, 2007 through December 31, 2007, OSG America reported net income of $3.6 million. Operating income was $4.3 million and time charter equivalent1 (TCE) revenues were $26.5 million.

For the three month period ended December 31, 2007, OSG America reported net income of $3.9 million . Operating income was $5.5 million and TCE revenues were $50.1 million.

 Comparative financial information for the fourth quarter of 2006 is not included herein because this information pertains to operations of OSG America’s predecessor and because OSG America operated as an independent company only for part of the fourth quarter of 2007. For the same reasons, year-to-date information for 2006 or 2007 is not presented.

Declaration of Cash Distribution

On January 23, 2008, the Board of Directors of OSG America LLC, the general partner of OSG America L.P., declared a quarterly distribution to all unit holders in the amount of $0.1875 per unit for the period November 15 to December 31, 2007 that was paid on February 14, 2008 to unit holders of record on February 4, 2008. In line with management expectations, the Partnership generated $4.3 million of distributable cash flow1 for the period November 15, 2007 through December 31, 2007, or approximately 74% of the amount needed to cover the full payment to all unit holders. The full payout was made to unit holders with cash available at the time of payment.

 1 Time charter equivalent (TCE) revenues and distributable cash flow are non-GAAP financial measures. See Appendix A for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Jonathan Whitworth, President and CEO of OSG America, commented, “We are very proud of our initial public offering and believe that as the largest operator of product tankers and barges transporting refined petroleum products in the United States, we are poised for continued success in the Jones Act trade. Our  growing fleet, which represents sizeable and expanding revenue and cash flow streams, positions OSG America to further enhance our market leadership.” Whitworth continued, “Specifically, through our newbuild program, we will expand our fleet to more than 30 double hull vessels in the next four years. This is the cornerstone of our strategic objective to generate significant distributable cash flow growth over the long term for our unit holders.”

Initial Public Offering

On November 15, 2007, OSG America completed its initial public offering (IPO) , issuing 7.5 million common units priced at $19.00 per unit. The transaction generated $129.3 million in net proceeds, which OSG America used to reimburse Overseas Shipholding Group, Inc. (OSG) for capital expenditures incurred prior to the IPO. In return, OSG contributed to the Partnership entities owning or operating a fleet of ten product carriers, seven articulated tug barges (ATBs) and one conventional tug barge unit, with an aggregate carrying capacity of approximately 4.9 million barrels. OSG also contributed a 37.5% ownership interest in Alaska Tanker Company, LLC, a joint venture that transports crude oil from Alaska to the continental United States that employs a fleet of five crude oil tankers.

OSG owns a 75.5% interest in OSG America, including a 2% general partner interest .

Quarterly and Recent Events

On November 16, 2007, OSG America took delivery of the Overseas Los Angeles, a 46,815 dwt U.S. Flag Jones Act product carrier on a seven-year bareboat charter-in arrangement and has extension options for the life of the vessel. The vessel has been chartered-out to BP for seven years, through November 2014, and began trading on November 28, 2007.

Fleet

On December 31, 2007, OSG America’s fleet totaled 34 vessels, including 16 committed and optional newbuilds, aggregating 1.4 million deadweight tons. A detailed fleet list, updated in connection with this press release, is available at www.osgamerica.com .

Vessel Type	No. of Vessels Owned	No. of Vessels Chartered-In	Total Vessels at Dec. 31, 2007	Total Dwt
Jones Act Product Carriers	4	5	9	407,445
Jones Act ATBs	7	—	7	190,905
Non-Jones Act Product Carriers	2	—	2	93,224
Total Operating Fleet	13	5	18	691,574
Jones Act Product Carriers	—	9	9	421,335
Jones Act ATBs	7	—	7	273,445
Total Newbuild Fleet [1]	7	9	16	694,780
TOTAL OPERATING AND NEWBUILD FLEET	20	14	34	1,386,354

1The OSG 243 is being rebuilt to a double hull configuration and is included in the Newbuild portion of the fleet table.

Newbuild Delivery Schedule

An important part of the growth in future distributable cash flow for OSG America is attributable to the delivery of its 16-vessel newbuild fleet through 2011. The following table provides information regarding 2008 and 2009 expected delivery dates. Delivery dates for four ATBs, the OSG 243, OSG 350, OSG 351 and OSG 352, have been revised as a result of shipyard delays. For a detailed operating and newbuild fleet list, see www.osgamerica.com.

Vessel Name/Hull No.	Vessel Type	Expected Delivery	Newbuild/ Dropdown[1]
2008 Fleet Deliveries
OSG 243[2]	ATB	Q208	Rebuild
Overseas New York	Tanker	Q208	Newbuild
Overseas Texas City	Tanker	Q308	Newbuild
OSG 350	ATB	Q408	Dropdown
2009 Fleet Deliveries
Overseas Boston	Tanker	Q109	Newbuild
OSG 351	ATB	Q109	Dropdown
Overseas Nikiski	Tanker	Q209	Newbuild
OSG 352	ATB	Q309	Dropdown
OSG 296	ATB	Q409	Dropdown

1 Newbuild vessels were assigned to OSG America at the time of its initial public offering; dropdown vessels are those which the Partnership has the right to acquire prior to the first anniversary of the delivery of each vessel.

2 The OSG 243 is being rebuilt to a double hull configuration.

Off Hire , Scheduled Drydock and Double Hull Rebuilds

In addition to regular inspections by OSG personnel, all U.S. Flag vessels are subject to periodic drydock, special survey and other scheduled maintenance. The table below sets forth actual days off-hire for the fourth quarter of 2007 and anticipated days off-hire by class for the Partnership’s owned and bareboat chartered-in vessels for 2008, by quarter.

	Actual Days Off-Hire	Projected Days Off-Hire
	Q407	Q108	Q208	Q308	Q408
Jones Act Product Carriers	36	5	34	59	66
Jones Act ATBs	182	95	35	45	7
Non-Jones Act Product Carriers	1	38	40	0	2
Total	219	138	109	104	75

Actual off hire days in the fourth quarter of 2007 reflect the ongoing conversion of the OSG 243 to a double hull configuration, the drydocking of the M 254, which extended into the fourth quarter and unscheduled repairs related to the Diligence and the M 209. The unplanned off hire days were offset by a shorter-than-expected drydocking of the M 192.

Average Daily TCE Rates, Revenue Days Average, Daily Vessel Expenses and Operating Days

Utilization of the fleet during the fourth quarter of 2007 for the Jones Act ATBs, Jones Act Product Carriers and non-Jones Act Product Carriers was 75%, 96% and 99%, respectively. Lower utilization of the Company’s ATB fleet was due to unscheduled repairs to the M 209, a shift in the drydocking of the M 254 and the delay in delivery of the OSG 243. Utilization of the Jones Act Product Carrier fleet was impacted by unscheduled repairs on the Diligence offset by the early delivery of the Overseas Los Angeles.

Utilization is revenue days (the number of calendar days available during the period less off hire or scheduled drydock and maintenance days multiplied by the number of vessels) divided by operating days (the total number of calendar days during the period multiplied by the number of vessels).

The following table provides information with respect to average daily TCE rates earned and revenue days, and average daily vessel expenses and operating days for the three months ended December 31, 2007.

	Three Months Ended Dec. 31, 2007
	Revenue Days	Average Daily TCE Rates
Jones Act ATBs	554	$30,065
Jones Act Product Carriers	745	$37,345
Non-Jones Act Product Carriers	183	$30,781
	1,482

	Operating Days	Average Daily Vessel Expenses
Jones Act ATBs	736	$ 9,573
Jones Act Product Carriers	782	$17,043
Non-Jones Act Product Carriers	184	$13,120
	1,702

Statement s of Operations

Comparative financial information for the fourth quarter of 2006 is not included because this information pertains to operations of OSG America’s predecessor and because OSG America operated as an independent company for only part of the fourth quarter of 2007. Quarterly comparative information is therefore not meaningful.

($ in thousands)	Nov . 15 through Dec . 31, 2007	Oct . 1 through Nov. 14, 2007	Three Months Ended Dec . 31, 2007
		(Predecessor)
Shipping Revenues:
Time and bareboat charter revenues	$17,094	$14,182	$31,276
Voyage charter revenues	14,042	13,805	27,847
	31,136	27,987	59,123
Operating Expenses:
Voyage expenses	4,666	4,346	9,012
Vessel expenses	11,398	11,390	22,788
Bareboat charter expenses	3,469	2,268	5,737
Depreciation and amortization	7,001	6,067	13,068
General and administrative	2,899	2,661	5,560
Total operating expenses	29,433	26,732	56,165
Income from vessel operations	1,703	1,255	2,958
Equity income of affiliated companies	2,551	—	2,551
Operating income	4,254	1,255	5,509
Other income	17	—	17
	4,271	1,255	5,526
Interest Expense, other	665	604	1,269
Income before federal income taxes	3,606	651	4,257
Provision for federal income taxes	—	390	390
Net income	$3,606	$261	$3,867

Limited partners’ units outstanding
Weighted-average number of common units outstanding – basic and diluted	15,002,250
Weighted-average number of subordinated units outstanding – basic and diluted	15,000,000
Weighted-average number of total units outstanding – basic and diluted	30,002,250

Balance Sheets

($ in thousands)	As of Dec. 31, 2007	As of Dec. 31, 2006
		(Predecessor)
Assets
Current Assets:
Cash and cash equivalents	$3,380	$280
Voyage receivables	26,263	18,407
Other receivables	7,146	2,083
Prepaid expenses and other current assets	6,958	3,225
Total current assets	43,747	23,995
Vessels, less accumulated depreciation	405,447	392,953
Vessels under capital leases, less accumulated amortization	21,246	25,749
Deferred drydock expenditures, net	16,177	4,212
Investment in Alaska Tanker Company, LLC	5,782	6,848
Intangible assets, less accumulated amortization	87,017	91,611
Goodwill	62,874	64,912
Other assets	8,822	677
Total assets	$651,112	$610,957

Liabilities and Partners’ Capital/ Stockholder’s Deficiency
Current Liabilities:
Accounts payable and accrued expenses	$19,522	$15,756
Accrued federal income taxes	—	3,325
Current portion of debt	2,834	4,202
Current obligations under capital leases	6,375	5,771
Total current liabilities	28,731	29,054

Long-term debt	46,753	51,198
Obligations under capital leases	23,846	30,772
Advances from affiliated companies	9,657	568,986
Deferred federal income taxes	—	75,237
Other non -current liabilities	1,428	—
	110,415	755,247
Partners’ Capital/Stockholder’s Deficiency:
Partners’ capital	540,697	—
Stockholder’s deficiency	—	(144,290)
Total Liabilities and Partners’ Capital/Stockholder’s Deficiency	$651,112	$610,957

Cash  Flow Statements

($ in thousands)	Nov. 15 through Dec. 31, 2007	Oct. 1 through Nov. 14, 2007	Three Months Ended Dec. 31, 2007
Cash Flows from Operating Activities:
Net income	$3,606	$261	$3,867
Items included in net income not affecting cash flows:
Depreciation and amortization	7,001	6,067	13,068
Provision/(credit) for deferred federal income taxes	—	1,481	1,481
Undistributed earnings of affiliated companies	(2,551)	—	(2,551)
Other – net	125	107	232
Payments for drydocking	(533)	(5,145)	(5,678)
Changes in operating assets and liabilities:
Increase in receivables	(2,684)	(2,544)	(5,228)
Increase in other current assets	(2,071)	(193)	(2,264)
Decrease in accrued federal income taxes	—	(1,091)	(1,091)
(Decrease)/ increase in accounts payable, accrued
expenses and other liabilities	(3,295)	11,479	8,184
Net cash provided by/(used in) operating activities	(402)	10,422	10,020

Cash Flows from Investing Activities:
Expenditures for vessels	(3,643)	(9,474)	(13,117)
Net cash used in investing activities	(3,643)	(9,474)	(13,117)

Cash Flows from Financing Activities:
Issuance of common stock	—	103	103
Payments on debt and obligations under capital leases	(1,327)	(996)	(2,323)
Payments for deferred financing costs	(1,203)	—	(1,203)
Changes in advances from affiliates	9,657	8	9,665
Net cash provided by/(used in) financing activities	7,127	(885)	6,242
Increase in cash and cash equivalents	3,082	63	3,145
Cash and cash equivalents at beginning of period	298	235	235
Cash and cash equivalents at end of period	$3,380	$298	$3,380

Forward-Looking Statements

The combined statements of operations for the period from October 1, 2007 through November 14, 2007 and for the same period in the three months ended December 31, 2007 presented herein have been carved out of the consolidated financial statements of OSG. The Predecessor’s financial position, results of operations and cash flows are not necessarily indicative of those that would have been achieved had the Partnership operated as an independent stand-alone entity for the period from October 1, 2007 through November 14, 2007 and for the entire three months ended December 31, 2007 or of the Partnership’s future results. This press release may contain forward-looking statements regarding the Partnership’s prospects, including the outlook for tanker markets, the payment of cash distributions, delays or cost overruns in the building of new vessels or double hulling of vessels, drydocking schedules differing from those previously anticipated, and changes in expected off-hire days. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-look statements. Factors, risks and uncertainties that could cause actual results to differ from expectations reflected in such forward-looking statements are discussed in the section entitled “Risk Factors” in the Partnership’s prospectus dated November 8, 2007 and those risks discussed in other reports the Partnership files with the Securities and Exchange Commission.

Conference Call Information

OSG America has scheduled a conference call for Wednesday, February 27, 2008 at 11:00 a.m. ET. Dial-in information for the call is (800) 762-9441 (domestic) and (480) 629-9031 (international). The conference call and supporting presentation can also be accessed by web cast, which will be available at www.osgamerica .com in the Investor Relations & News Webcasts and Presentations section. The webcast will be available for 90 days. A replay of the call will be available by telephone until March 6 , 2008; the dial-in number for the replay is (800) 406-7325 (domestic) and (303) 590-3030 (international). The passcode is 3830005 .

About OSG America L.P.

OSG America L.P. (NYSE: OSP) is the largest operator of U.S. Flag product carriers and barges transporting refined petroleum products, based on barrel-carrying capacity. OSP has an operating fleet of 18 handysize product carriers and tug barges that trade primarily in the Jones Act Market and its newbuild/rebuild program totals sixteen vessels that deliver through 2011. OSG America L.P.’s limited partner units are listed on the New York Stock Exchange and trade under the symbol “OSP.”

Contact

For more information contact Jennifer L. Schlueter, Vice President Corporate Communications and
Investor Relations, OSG Ship Management, Inc. at +1 212.578.1634 or jschlueter@osg.com appendix A --Use of Non-GAAP Financial Information

Distributable Cash Flow

Distributable cash flow represents net income adjusted for depreciation and amortization expense, undistributed income from affiliated companies, non-cash charter hire expense and estimated capital expenditure reserves. Distributable cash flow is a quantitative standard used in the publicly traded partnership investment community to assist in evaluating a partnership’s ability to make quarterly cash distributions. Distributable cash flow is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of the Partnership’s performance required by accounting principles generally accepted in the United States.

The table below reconciles distributable cash flow to net income as reported in the statements of operations:

($ in thousands)	Nov. 15, through Dec. 31, 2007
Net Income	$3,606
Add:
Depreciation and amortization	7,001
Interest expense	665
Distributions from affiliated companies	--
Less:
Equity in income from affiliated companies	(2,551)
Cash interest expense	(665)
Charter hire expense	350
Drydocking capital expenditure reserve	(2,181)
Replacement capital expenditure reserve	(1,942)
Cash available for distribution	$4,283

TCE Reconciliation

Consistent with general practice in the shipping industry, the Partnership uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenues generated from voyage charters to revenues generated from time charters. TCE revenues, a non-U.S. GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable U.S. GAAP measure, because it assists management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance.

The following table reconciles TCE revenues to shipping revenues, as reported in the statements of operations:

($ in thousands)	Nov. 15 through Dec. 31, 2007	Oct. 1 through Nov. 14, 2007	Three Months Ended Dec. 31, 2007
TCE revenues	$26,470	$23,641	$50,111
Voyage expenses	4,666	4,346	9,012
Shipping revenues	$31,136	$27,987	$59,123

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